Exhibit (p)(21)

Investors Group Inc.

PERSONAL TRADING CONDUCT POLICY

FOR DIRECTORS AND ACCESS PERSONS

April 28, 2010

TABLE OF CONTENTS

1.	DEFINITIONS			3

2.	STANDARDS OF CONDUCT			4

	2.1		YOUR RESPONSIBILITIES TO OUR FUNDS	4

3.	PERSONAL TRADING RULES FOR ACCESS PERSONS			5
	3.1		APPLICATION OF PERSONAL TRADING RULES	5
	3.2		PROHIBITED ACTIVITIES	5
	3.3		REQUIREMENT TO OBTAIN PRIOR APPROVAL FOR PERSONAL TRADES	6
	3.4		MANAGED ACCOUNTS	6
	3.5		PERSONAL TRADING PRE-CLEARANCE PROCEDURES	7
		(a)	No Conflict by an Access Person	7
		(b)	Special Rules for Private Placements	8
		(c)	Compliance Officer Review	8
		(d)	Trading Approval Period	8
		(e)	De Minimus Rules	8
		(f)	Options and Warrants	8
		(g)	Pre-Clearance Request Forms	9
		(h)	Personal Trading Blackout Periods	9
	3.6		PERSONAL TRADING REPORTING PROCEDURES	9
		(a)	An Initial Holdings Report	9
		(b)	Copies of Account Statements	10
		(c)	Copies of Trade Confirmations	10
		(d)	Annual Reports of Holdings	10
		(e)	Annual Acknowledgement Form	10
		(f)	Managed Account Acknowledgement Form	11
		(g)	Personal Trade Pre-Approval Forms	11
		(h)	Other Information	11
		(i)	Review of Reports	11
	3.7		COMPLIANCE REVIEW PROCEDURES	11
		(a)	Review of Reported Trades	11
		(b)	Confidentiality of Information	11
		(c)	Enforcement of Personal Trading Procedures	11
		(d)	Breach of Code	12

4.	SPECIAL PROCEDURES FOR DIRECTORS			12

	4.1		APPLICATION OF PERSONAL TRADING RULES	12
	4.2		PERSONAL TRADING RESTRICTION	12
	4.3		ANNUAL CERTIFICATION	12

5.	PRINCIPLES APPLICABLE TO EXTERNAL INVESTMENT ADVISORS			13

6.	BOARD OF DIRECTORS REVIEW AND OVERSIGHT			13

	6.1		REVIEW BY THE I.G. INVESTMENT MANAGEMENT, LTD. BOARD (THE “BOARD”)	13
	6.2		ANNUAL REPORT TO THE BOARD	13
	6.3		ANNUAL REVIEW OF POLICY	14

7.	REVIEW			14

	7.1		UPDATE PROCESS	14

ANNUAL ACKNOWLEDGEMENT FORM				15

MANAGED ACCOUNTS ANNUAL ACKNOWLEDGEMENT FORM				16

PERSONAL SECURITIES HOLDINGS DISCLOSURE FORM				17

1. DEFINITIONS

“Advisors” means I.G. Investment Management, Ltd., I.G. International Management Limited and I.G. Investment Management (Hong Kong) Limited;

“Investors Group” means Investors Group Inc. and all of its subsidiaries;

“Access Persons” means Investors Group employees who have been designated as such by the Compliance Officer and will generally fall into one of the following categories:

•	employees of the Advisors

•	employees of Investors Group with access to the Bloomberg Portfolio Order Management System, MPower system, or other systems which may be implemented in the future where information concerning the portfolio holdings, trading activities or the ongoing investment programs of the Funds resides

•	all members of the Investors Group Operating Committee

•	employees of Investors Group who have access to non-public information regarding the portfolio holdings of any of the Funds

•	other Investors Group employees deemed by the Compliance Officer to have or be able to obtain access to non-public information concerning the portfolio holdings, trading activities or the ongoing investment programs of the Funds

•	the Immediate Family of the persons listed above;

“Covered Accounts” means accounts to which the Personal Trading Conduct Policy requirements for reporting and pre-approval apply, which include:

•	accounts registered in the name of the Access Person

•	accounts over which the Access Person is able to, directly or indirectly, exercise investment or voting control

•	accounts in which the Access Person has a Beneficial Interest;

“Beneficial Interest” means a situation where the Access Person is in a position to receive benefits comparable to ownership benefits or have the ability to gain ownership, either immediately or at some future time. Examples may include, but are not limited to:

•	accounts registered in the name of Immediate Family

•	accounts held by a corporation, partnership or other entity in which the Access Person participates in the investment or voting decisions

•	accounts held in trust for the Access Person, or a person or entity listed above, unless:

1.	the trustee is someone other than Immediately Family, and

2.	the Access Person is not able to, directly or indirectly, exercise investment or voting control over the account

•	Accounts held by an investment club of which the Access Person or a person or entity listed above participate in the investment or voting decisions;

“Immediate Family” includes spouse, domestic partner, minor children, or other relatives living in the same household as the Access Person;

“Indirect Access Person” – includes individuals employed within Investors Group and Mackenzie Financial Corp. who have incidental access to non-public information on Investors Group. They include:

•	Employees in Information Services who provide support to systems that contain non-public information

•	Mackenzie Financial Corp. employees within Funds Services who have access to non-public information as a result of their role within this shared service function and who are already subject to the Personal Trading Conduct Policy of Mackenzie Financial Corp.

“Funds” means mutual funds or other accounts managed or advised by the Advisors;

“Compliance Officer” means, for the purposes of this policy, the Assistant Vice-President, Investment Management Compliance;

“Exempt Securities” include the following types of securities:

•	securities of open-end mutual funds, segregated funds and pooled trust funds including where Investors Group is the manager of the funds;

•	securities issued or guaranteed by the Government of Canada, or the government of any province, territory or municipality in Canada;

•	securities issued or guaranteed by the Governments of the United States, or any state or municipality in the United Sates, or any other foreign country;

•	guaranteed investment certificates, certificates of deposit, and other deposits with financial institutions (although they may not technically be “securities”);

•	short-term debt securities maturing in less than 91 days from their date of issue;

•	physical commodities or securities relating to those commodities; and

•	securities of IGM Financial Inc.

2. STANDARDS OF CONDUCT

2.1	Your Responsibilities to Our Funds

(a)	As an employee, of Investors Group, you are required to put the interests of the Funds and the interests your employer, ahead of your personal interests. Most importantly, you must not take unfair advantage of your position at Investors Group, your relationship with the Funds, or engage in any conduct which is not in the best interests of the Funds or Investors Group.

(b)	Trading while in possession of material non-public information or communicating material non-public information to others are offences prohibited under the law. Breaches can give rise to both criminal and civil proceeding under such legislation.

(c)	If you are an Access Person there are special rules which apply to your personal trading activities. These are outlined in Section 3 of this Policy.

(d)	If you are a Director with Investors Group company, there are special rules which apply to your personal trading activities. These are outlined in Section 4 of this Policy.

3. PERSONAL TRADING RULES FOR ACCESS PERSONS

3.1	Application of Personal Trading Rules

All Access Persons are subject to special rules and restrictions with respect to trading in securities within Covered Accounts. Access Persons must not use any non-public information about our Funds for their direct or indirect personal benefit or in a manner which would not be in the best interests of our Funds. That prohibition includes what is commonly called “front-running” and it is not only a breach of our Policy, but is generally punishable under securities legislation in Canada.

Certain individuals within Investors Group, due to their responsibilities in the organization, may be subject to this Policy and also to similar policies in place within affiliated companies of Investors Group. These Indirect Access Persons must fully comply with the policy in place within the firm where they are employed. Compliance with policies of affiliated companies will be managed through a certification process. Individuals who are subject to the multiple policies will be contacted directly by the compliance officer of the firm where they are employed.

3.2	Prohibited Activities

The following activities are prohibited:

•	violating Canadian, Irish, Hong Kong or other securities laws in any jurisdiction;

•	communicating any non-public information concerning our Funds or their investment trading to any persons within Investors Group who are not Access Persons or to anyone outside Investors Group;

•	inducing a Fund to take, or fail to take, any action because of personal interests;

•	using knowledge of the Fund’s portfolio transactions to profit by the market effect of such transactions (e.g. “front running” or similar activities);

•	using your position in Investors Group to obtain special treatment or investment opportunities not generally available to the Funds or the public;

•	a purchase by an Access Person of an offering which is subject to allocation, such as a new or secondary public offering or a private placement (other than the limited private placement exceptions set out in Section 3.8(b));

•	a trade by an Access Person to or from one of the Funds;

•	a trade by an Access Person in a security for which there is an unfilled order outstanding by any of the Funds; and

•	the use of derivatives to evade the restrictions imposed by this Policy.

Other activities which are not specifically listed may still be inappropriate if they would place the Access Person in a position of conflict with the best interests of the Funds. If you are uncertain about whether a particular activity may be prohibited, contact the Compliance Officer.

3.3	Requirement to Obtain Prior Approval for Personal Trades

All Access Persons must obtain prior approval from the Compliance Officer for a personal trade or the transfer of securities by gift on a Covered Account except for trades in Exempt Securities or trades in a Managed Account (see Section 3.4 for information on Managed Accounts), which are not required to follow the pre-clearance process. Exempt securities may include:

•	securities of open-end mutual funds, segregated funds and pooled trust funds including where Investors Group is the manager of the funds;

•	securities issued or guaranteed by the Government of Canada, or the government of any province, territory or municipality in Canada;

•	securities issued or guaranteed by the Governments of the United States, or any state or municipality in the United Sates, or any other foreign government;

•	guaranteed investment certificates, certificates of deposit, and other deposits with financial institutions (although they may not technically be “securities”);

•	short-term debt securities maturing in less than 91 days from their date of issue;

•	physical commodities or securities relating to those commodities; and

•	securities of IGM Financial Inc.

3.4	Managed Accounts

Managed accounts are exempt from the pre-clearance rules stipulated in this Policy when:

•	the managed account meets the following conditions and is therefore approved by the Compliance Officer:

(i)	the Access Person retains no ability to direct or influence any trading activity;

(ii)	the Access Person does not vote or influence the voting of any shares held in the account; and

(iii)	such account is managed on a discretionary basis by a registered investment dealer, registered investment advisor or other investment manager acting in a similar capacity and provided that:

(iv)	upon opening of the managed account or where the individual had a pre-existing managed account and is subject to the pre-clearance rules, the account application or any other documents or agreements relating to the account must be filed with the Compliance Officer;

(v)	any amendments to the terms of such account must be filed with the Compliance Officer prior to the effective date of the amendment;

(vi)	the Access Person must certify at the time the account is opened or initially disclosed and annually thereafter that the individual does not have any direct or indirect influence or control over the account or the votes of the shares held in the account, other than the right to terminate the account; and

(vii)	duplicate copies of confirmations and client statements as required in Section 3.10 (b) and (c) of this Policy must be provided in respect of any managed account that is opened or maintained under this section.

3.5	Personal Trading Pre-Clearance Procedures

The following procedures have been adopted to ensure that only personal trades which do not conflict with the best interests of our Funds and which do not provide a benefit to the Access Person from any anticipated trading by the Funds will be approved by the Compliance Officer:

(a)	No Conflict by an Access Person

The	Access Person must advise the Compliance Officer that he or she:

•	does not possess material non-public information relating to the security;

•	is not aware of any proposed trade or investment program relating to that security by any of our Funds;

•	where applicable, the Funds managed or co-managed by the Access Person has not undertaken any trading activity within the last five business days or proposes to take any trading activity related to the security within the next five trading days;

•	believes the proposed trade has not been offered because of the Access Person’s position in Investors Group and is available to any market participant on the same terms;

•	believes the proposed trade does not contravene any of the prohibited activities listed in Section 3.4 and, if the Access Person is a portfolio manager, that the proposed trade is not an appropriate trade for the portfolio manager’s managed Funds at that time;

•	will provide any other information requested by the Compliance Officer concerning the proposed personal trade; and

•	will inform the Compliance Officer at once if this transaction is approved but not executed by expiry of the approval and, if the transaction is executed, will ensure that the broker forwards a copy of the confirmation directly to the Compliance Officer.

(b)	Special Rules for Private Placements

Private Placements will not be approved unless, in addition to the requirements for the approval of other trades, the Compliance Officer is satisfied that the issuer is a private company under the Securities Act (Ontario) and the Access Person has no reason to believe that the issuer will make a public offering of its securities in the foreseeable future. Examples of private placements which would likely be approved include:

•	shares, units or similar evidence of ownership of private companies, private partnerships and other issuers where the Access Person has a close personal or business relationship (other than a relationship arising from the Access Person’s position with Investors Group) with the founder or promoter of the issuer; and

•	tax shelters which are generally available on a private placement basis.

(c)	Compliance Officer Review

The Compliance Officer will review all relevant information and will only grant approval for the proposed personal trade if the Compliance Officer is satisfied that the trade will not be contrary to the best interests of our Funds, does not contravene any of the other restrictions imposed by this Policy and that there is no actual or perceived material conflict of interest.

(d)	Trading Approval Period

The Compliance Officer will determine the period of time during which the Access Person may conduct the approved trade. The Access Person must re-apply for prior approval if any part of the approved trade has not been completed by the end of the trading approval period and the Access Person still wishes to complete the remainder of the trade.

(e)	De Minimus Rules

The Compliance Officer has developed de minimus exception rules where no material conflict of interest would be presented if the personal trade is permitted to proceed.

(f)	Options and Warrants

The Compliance Officer will generally approve trades that would otherwise not be approved by virtue of the Policy, resulting from the exercise of an option or warrant, provided that such trade occurs on an involuntary basis on the part of the Access Person and without any further action on his or her part, and provided further that the original trade in the option or the warrant was approved by the Compliance Officer under the Policy.

(g)	Pre-Clearance Request Forms

All pre-approval requests must be submitted to the Compliance Officer utilizing the pre-approval request form prescribed at that time. A copy can be found in the “Personal Trade Pre-Approval Form”.

(h)	Personal Trading Blackout Periods

If the Access Person is a portfolio manager, analyst or trader, the Compliance Officer will generally not approve the proposed trade if there has been trading in or an open order for the security of the same issuer by a Fund within the previous 5 trading days. In all other cases, the Access Person’s trade request will be denied by the Compliance Officer if there has been trading in a security of the same issuer by any of the Investors Group Funds within the previous trading day or if there is a pending trade for a security of that issuer.

The Compliance Officer will generally not approve transactions requested by the Access Person where there is a purchase and sale or a sale and a purchase of the same or equivalent security within a 30-calendar day period.

All Access Persons must hold any investment for a minimum of 30 calendar days. The 30 day holding period is measured from the time of the most recent trade of shares of the relevant issuer.

If it is deemed by the Compliance officer that trading by the Access Person is excessive the Compliance Officer limit the number of trades that may be requested.

3.6	Personal Trading Reporting Procedures

All Access Persons must take the following steps in respect of their personal securities holdings, any proposed trades and Covered Accounts:

(a)	An Initial Holdings Report

Provide a report set out in the “Personal Securities Holdings Disclosure Form” no later than 10 days after becoming an Access Person. The Initial Report shall contain the following information current as of a date no more than 45 days prior to becoming an Access Person:

1.	the title, type of security, ticker symbol, number of shares, of each security in which the Access Person holds in a Covered Account;

2.	the name of any broker, dealer, or bank with whom the Access Person maintained a Covered Account as of the date the person became an Access Person; and

3.	The date that the Access Person submitted the initial report.

(b)	Copies of Account Statements

Instruct the dealer or broker to provide duplicate copies of all periodic statements on the Covered Accounts on a timely basis to the Compliance Officer. Copies of Account Statements can be directed to the following address:

Compliance Officer

P.O. Box 2426

Winnipeg, MB R3C 4A7

(c)	Copies of Trade Confirmations

Instruct the dealer or broker to provide duplicate copies of all confirmation slips for the Covered Accounts on a timely basis to the Compliance Officer. Copies of trade confirmations can be directed to the following address:

Compliance Officer

P.O. Box 2426

Winnipeg, MB R3C 4A7

(d)	Annual Reports of Holdings

Provide a report in the form set out in the “Personal Securities Holdings Disclosure Form” within 35 days of each calendar year-end listing the number and name of all personal securities holdings for the Covered Accounts. Alternately copies of all statements for the Covered Accounts may be attached to the annual declarations rather than individually listing the holdings.

(e)	Annual Acknowledgement Form

Complete and submit within 35 days of each calendar year-end an Acknowledgement, in the form set out in the “Annual Acknowledgement Form”, to confirm the Access Person’s awareness of the Policy, compliance with its provisions during the prior year and commitment to abide by its terms in the current year.

(f)	Managed Account Acknowledgement Form

For those Access Persons who have a managed account as described in Section 3.4, complete and submit within 35 days of each calendar year-end an Acknowledgement, in the form set out in the “Managed Account Annual Acknowledgement Form”, to certify that no direct or indirect influence or control over the account or the votes of the shares held in the account, other than the right to terminate the accounts.

(g)	Personal Trade Pre-Approval Forms

As described in Section 3.5, prior to the execution of any applicable personal trade, a personal trade pre-approval form, in the form set out in the “Personal Trade Pre-Approval Form”.

(h)	Other Information

Provide such other information from time to time as may be requested by the Compliance Officer for the proper administration of the personal trading rules in this Policy.

(i)	Review of Reports

The Compliance Officer will collect all reports required by this section and will report any violations of the personal trading procedures, and the action taken as provided in Section 6 of this Policy.

3.7	Compliance Review Procedures

(a)	Review of Reported Trades

The Compliance Officer will review on a regular basis reporting by Access Persons to ensure compliance with the personal trading procedures in this Policy.

(b)	Confidentiality of Information

All information received by the Compliance Officer will be kept confidential and will only be disclosed to others if the disclosure is required to administer this Policy or is required by securities regulators or other competent legal authorities. Both the Compliance Officer and the Access Person are required to keep details of personal trading approval requests confidential (whether the trades are permitted or denied), subject to any legal obligation to report the trade under Canada’s securities legislation.

(c)	Enforcement of Personal Trading Procedures

The Compliance Officer will report any violations of the personal trading procedures, and the action taken by Investors Group, to the Boards designated under Section 7 of this Policy.

(d)	Breach of Code

Access Persons must report to the Compliance Officer any violations of this Policy which come to their attention. Breaches of any of the provisions of this Policy, knowingly or unknowingly, may result in the following actions:

•	the sending of an informational memorandum outlining the requirements of the Policy and your obligations under the Policy

•	a written warning

•	a fine, disgorgement of profit or other payment

•	a limitation or ban on personal trading

•	referral of the matter to Human Resources for possible action under the Code of Conduct

•	Dismissal from employment

•	Referral of the matter to civil or criminal authorities

Access Persons must cooperate fully in any investigations initiated by Investors Group under this Policy or by securities regulators or other competent legal authorities.

Investors Group and the Compliance Officer retain the discretion to interpret this Policy and to decide how the provisions within the Policy apply to any given situation.

4. SPECIAL PROCEDURES FOR DIRECTORS

4.1	Application of Personal Trading Rules

All Directors of Investors Group companies are subject to special rules and restrictions with respect to trading in securities that may be held by the Funds covered by this Policy as set forth in this section.

4.2	Personal Trading Restriction

In the event that any material non-public information is discussed during a meeting with respect to the holdings or transactions within the Funds, Directors shall be advised of any securities that will be restricted as a result of these discussions. Directors will be restricted from trading in any securities of those issuers until the restriction is removed. Subsequent to the meeting, notification of these restrictions will be forwarded by the Compliance Officer to each Director. The Directors will be notified when a restriction is removed by the Compliance Officer.

4.3	Annual Certification

On an annual basis, each Director will be required to certify that he or she has not traded in securities of any issuer which was restricted as noted above, during the applicable periods when trading was restricted during the prior year.

5. PRINCIPLES APPLICABLE TO EXTERNAL INVESTMENT ADVISORS

5.1	Annual Confirmation

In order to exercise Investors Group’s statutory standard of care as manager of our Funds, Investors Group will require each external advisor/ sub-advisor to confirm in writing annually that, in providing investment advisory services to our Funds, they will:

•	act honestly, in good faith and in the best interests of the Funds and exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in the circumstances, or otherwise adhere to the standard of care required of a reasonably prudent manager in its home jurisdiction;

•	comply with all securities laws applicable in its home jurisdiction (and, to the best of its knowledge, other jurisdictions in which the Funds invest) with respect to any activities carried out on behalf of the Funds;

•	require the portfolio managers and any insiders of the Fund’s portfolio activities to place the interests of the Funds first, ahead of their own interests, in all personal trading conflicts of interest involving securities which would not be exempt securities under this Policy; and

•	submit a report annually to Investors Group confirming compliance with these personal trading standards in respect of the advisory services provided to the Funds.

6. BOARD OF DIRECTORS REVIEW AND OVERSIGHT

6.1	Review by the I.G. Investment Management, Ltd. Board (the “Board”)

The Board is responsible for the oversight of this Policy the application of the Policy to the Funds.

6.2	Annual Report to the Board

To facilitate the Boards’ oversight role, the Compliance Officer will provide a written report, at least annually, summarizing for the period under review:

•	compliance with the Policy;

•	violations of the Policy;

•	sanctions imposed under the Policy by Investors Group;

•	whether Investors Group’s external investment advisors have confirmed that they have complied with the basic principles set out in section 6 of this Policy in providing investment advisory services to the Funds;

•	change in procedures recommended for the Policy; and

•	any other information requested by the Board.

6.3	Annual Review of Policy

After receiving the Compliance Officer’s report, the Boards will review the Policy and receive assurances from management to ensure that Investors Group’s administration of the Policy is adequate, and to identify any amendments which may be necessary in light of legal and business developments and Investors Group’s experience in administering the Policy.

7. REVIEW

7.1	Update Process

The Legal and Corporate Compliance Departments will update this Policy as required to reflect any changes in the law, business developments and changes in Investors Group or any applicable Investors Group and IGM polices. If you are uncertain about any requirements or procedures in this Policy, you should contact the Corporate Compliance Department or the Compliance Officer.

Investors Group Inc.

Personal Trading Conduct Policy

ANNUAL ACKNOWLEDGEMENT FORM

I hereby acknowledge that I have received and read the Personal Trading Conduct Policy of Investors Group and am fully aware of its terms. I understand that compliance with this Policy is a condition of employment. I confirm that I have complied with all provisions of the policy during the prior year and that I will comply with those provisions in the future or if this is my initial acknowledgment I confirm that I will comply with all provisions of the Policy in the future.

Signature	Date

Please Print Your Name

Investors Group Inc.

Personal Trading Conduct Policy

MANAGED ACCOUNTS ANNUAL ACKNOWLEDGEMENT FORM

I hereby certify for the accounts noted below that I have no direct or indirect influence or control over the account(s) or can vote or influence the voting of the shares held in the account(s).

Signature	Date

Please print your name

Name(s) Shown on Account	Name of investment dealer, investment advisor or other investment manager	Account Numbers)

Investors Group Inc.

Personal Trading Conduct Policy

PERSONAL SECURITIES HOLDINGS DISCLOSURE FORM

AS AT

☐Initial Return         ☐Annual Return

(please check one)

TO:        Compliance Officer

FROM:

Dept #:

I certify that the following is a complete list of all holdings of securities (excluding exempt securities) for which I am the direct owner or the beneficial owner or over which I exercise control or direction either directly or indirectly including both those securities held by a third party (i.e. at a broker or a trust company) or held by me in certificate form. If no securities, other than exempt securities, are held please indicate “nil”.

Name of Issuer	Number/face amount of securities held	Security held	Broker/Trust Co., etc. at which securities are held (if any) and account number(s)	If held in physical certificate form, please indicate

Date	Signature